Exhibit 99.1

Qualigen to participate in next funding round for NanoSynex

Market size expected to reach $4.7 billion in 2027

CARLSBAD, Calif., January 28, 2025 (GLOBE NEWSWIRE) — Qualigen Therapeutics, Inc. (NASDAQ: QLGN) (the “Company”)announced today they will be the first investors participating in the 2025 bridge round of funding for NanoSynex. NanoSynex will be raising up to $500,000.

“We are very excited to participate and be the first investors to commit in this round of funding for NanoSynex. The technology they are developing will help the world of Antimicrobial Susceptibility Testing (AST) by reducing the time required for tests in half, offering more robust diagnostics, which will lead to better use and not over use of the wrong antibiotics for patients globally. The Minimum Viable Product (MVP) System has numerous competitive advantages to existing tests and is priced competitively with those slower and less robust products.”, stated Kevin Richardson II, CEO of Qualigen. NanoSynex plans to be approved for the EU market in 2027 and US in 2028. The market size globally is expected to reach $4.7 billion by 2027. The US market alone is expected to reach $1.6 billion. NaoSynex also has a strong pipeline of other indications and verticals they can pursue with this technology. NanoSynex also has 4 patents protecting the technology.

Diane Abensur, CEO of NanoSynex, stated, “We are thrilled to have Qualigen’s involvement in being the first to commit to this bridge round funding. It will allow us to jump start our product development of our MVP system for AST, generation 2.0 . The need for our product and the lives we can help save by getting more timely and accurate robust diagnostics will help NanoSynex grow dramatically.”

About NanoSynex

NanoSynex is a MedTech company, based in Israel, that aims at providing new solutions to improve testing quality and reduce healthcare costs by speeding up diagnostic processes.

Today, NanoSynex is focused on the development and commercialization of a rapid innovative Antimicrobial Susceptibility Test (AST). The technology is based on a purely phenotypic approach and uses a microfluidic disposable test card platform and method that optimizes bacterial growth. This disruptive development was born from exciting research discoveries at the lab of Professor Shulamit Levenberg, former Dean of the Technion Institute of Technology – Biomedical Engineering Faculty.

NanoSynex’s team is composed of passionate, dedicated business executives, top-notch biomedical engineers and microbiologist team members and supported by a network of experts, including strategic alliances with future distributors, that know how to bring this revolutionary product to the market.

https://nanosynex.com/

About Qualigen Therapeutics, Inc.

For more information about Qualigen Therapeutics, Inc., please visit www.qlgntx.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company may in some cases use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “likely,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. The Company’s forward-looking statements are based on current beliefs and expectations of its management team that involve risks, potential changes in circumstances, assumptions, and uncertainties, including statements regarding the timing of the offering. Any or all of the forward-looking statements may turn out to be wrong or be affected by assumptions the Company makes that later turn out to be incorrect, or by known or unknown risks and uncertainties. These forward-looking statements are subject to risks and uncertainties including risks related to the Company’s ability to regain compliance with Nasdaq’s continued listing requirements, including the Company’s ability to file its Form 10-Q for the period ended September 30, 2024, or otherwise in the future, or otherwise maintain compliance with any other listing requirement of The Nasdaq Capital Market, the potential de-listing of the Company’s shares from The Nasdaq Capital Market due to its failure to comply with the Nasdaq’s continued listing requirement, or its alternatives, or otherwise in the future, and the other risks set forth in the Company’s filings with the Securities and Exchange Commission, including in its Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q. For all these reasons, actual results and developments could be materially different from those expressed in or implied by the Company’s forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this news release. The Company disclaims any intent or obligation to update these forward-looking statements beyond the date of this news release, except as required by law. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact:

Investor Relations

ir@qlgntx.com.